Exhibit 99.1

Highlands Bankshares, Inc. Announces Third Quarter Results

Petersburg, WV---Highlands Bankshares, Inc. has released its third quarter 2009 results, reflecting a decrease in both earnings and profits, when compared to a highly profitable third quarter in 2008.  Net income for the quarter was $735,000 and compares to $1,300,000 for the same period a year ago.  Likewise, earnings per weighted average share outstanding declined from 97 cents a year ago to 55 cents in the third quarter of this year.  The return on average assets (ROAA) was .73 percent, compared to 1.41 percent last year during the third quarter, while the return on average equity (ROAE) was 7.27 percent this quarter, compared to that of 13.38 percent third quarter in 2008.  Highlands Bankshares President Butch Porter said, “this year’s third quarter declines were not entirely unexpected considering the third quarter of 2008 was an exceptionally profitable period and given the current economic situation, coupled with the unusually low interest rate environment.” The company charged $1,175,000 to its reserves for loan losses in the first nine months of 2009 compared to $636,000 in the first nine months of 2008. In order to maintain adequate reserves for future losses, Highland’s provision for loan losses was $539,000 more for the first nine months of 2009 than that of the same period in 2008, raising the allowance as a percentage of total loans from its December 2008 level of 1.13% to its present level of 1.17%. In addition, non-interest expenses have increased significantly when comparing the nine month periods, attributed mainly to a $400,000 increase in FDIC insurance premiums that have been assessed to all banks.  Highlands’ total assets at the end of the third quarter totaled $404,944,000, which reflects an increase of 7.04 percent over the same period last year.  Year to date net income through September 30, 2009 was $2,358,000, which translates to $1.76 per weighted average share, compared to $3,759,000 the first three quarters of 2008, or $2.69 earnings per share.  During the third quarter, Highlands (OTCBB: HBSI) declared a dividend of 29 cents per share, payable to shareholders on November 16.  “Despite a sluggish economy, it is the sound banking principles that we have practiced over many years that will carry us through this difficult period”, Porter said.

Highlands Bankshares owns and operates eleven banking locations in West Virginia and Virginia through its two wholly owned subsidiary banks, The Grant County Bank based in Petersburg, WV and Capon Valley Bank, based in Wardensville, WV.  HBI additionally offers insurance services through its wholly owned subsidiary HBI Life Insurance Company, also headquartered also in Petersburg, WV.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect”, “believe”, “estimate”, “plan”, “project”, “anticipate” or other similar words.  Although the company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in:  general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, downturns in the trucking and timber industries, effects of mergers and/or downsizing in the poultry industry in Hardy County, continued challenges in the current economic environment affecting our financial condition and results of operations, continued deterioration in the financial condition of the U.S. banking system impacting the valuations of investments the company has made in the securities of other financial institutions, and consumer spending and savings habits, particularly in the current economic environment.  Additionally, actual future results and trends may differ from historical or anticipated results to the extent:  (1) any significant downturn in certain industries, particularly the trucking and timber industries are experienced; (2) loan demand decreases from prior periods; (3) the company may make additional loan loss provisions due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (4) the company may not continue to experience significant recoveries of previously charged-off loans or loans resulting in foreclosure; (5) the company is unable to control costs and expenses as anticipated, and (6) any additional assessments imposed by the FDIC.  Additionally, consideration should be given to the cautionary language contained in the company’s periodic reports filed with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934.  The company does not update any forward-looking statements that may be made from time to time by or on behalf of the company.